Exhibit 99.1

Contact: Matthew P. Deines President & CEO (360) 457-0461

First Northwest Bancorp and First Fed Bank Announce Consent Order Termination and Quarterly Shareholder Dividend

PORT ANGELES, WA - October 28, 2024 - First Fed Bank (the “Bank”), the wholly owned subsidiary of First Northwest Bancorp (the “Company”)(NASDAQ: FNWB), announced that on October 23, 2024, the Federal Deposit Insurance Corporation terminated the Consent Order issued to the Bank that was effective November 21, 2023.  The termination of the Consent Order follows the Bank’s successful resolution of the deficiencies in the Bank’s compliance program that was the subject of the Order.

“We are thrilled to announce the termination of the Consent Order.  The Board and I want to convey our sincere thanks and appreciation to our entire compliance team who worked so diligently to strengthen our compliance programs. I also want to recognize our Board for their contributions and efforts regarding this process. The fact that we were able to achieve this in 11 months is a testament to the work the entire bank made over the past two plus years to put this chapter behind us. We appreciate the FDIC’s assessment of our compliance management system, and the recognition of our satisfaction of all of the items related to the Order.” stated Matthew P. Deines, Chief Executive Officer.

The Company also announced the Board of Directors of First Northwest Bancorp has declared a quarterly cash dividend of $0.07 per common share. The dividend will be payable on November 22, 2024, to shareholders of record as of the close of business on November 8, 2024.

“We believe quarterly cash dividends are an important component of building shareholder value, and our capital position enables us to continue to pay a dividend at consistent levels,” stated Matthew P. Deines, President and CEO.

About the Company

First Northwest Bancorp (Nasdaq: FNWB) is a financial holding company engaged in investment activities including the business of its subsidiary, First Fed Bank. First Fed is a Pacific Northwest-based financial institution which has served its customers and communities since 1923. Currently First Fed has 16 locations in Washington state including 12 full-service branches. First Fed’s business and operating strategy is focused on building sustainable earnings by delivering a full array of financial products and services for individuals, small businesses, non-profit organizations and commercial customers. In 2022, First Northwest made an investment in The Meriwether Group, LLC, a boutique investment banking and accelerator firm. Additionally, First Northwest focuses on strategic partnerships to provide modern financial services such as digital payments and marketplace lending. First Northwest Bancorp was incorporated in 2012 and completed its initial public offering in 2015 under the ticker symbol FNWB. The Company is headquartered in Port Angeles, Washington.

Forward-Looking Statements

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding our mission and vision, and include, but are not limited to, statements about our plans, objectives, expectations and intentions that are not historical facts, and other statements often identified by words such as "believes," "expects," "anticipates," "estimates," or similar expressions. These forward-looking statements are based upon current management beliefs and expectations and may, therefore, involve risks and uncertainties, many of which are beyond our control. Our actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety of factors including, but not limited to: increased competitive pressures; changes in the interest rate environment; the credit risks of lending activities; pressures on liquidity, including as a result of withdrawals of deposits or declines in the value of our investment portfolio; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company’s latest Annual Report on Form 10-K under the section entitled "Risk Factors," and other filings with the Securities and Exchange Commission ("SEC"),which are available on our website at www.ourfirstfed.com and on the SEC’s website at www.sec.gov.

Any of the forward-looking statements that we make in this press release and in the other public statements we make may turn out to be incorrect because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Because of these and other uncertainties, our actual future results may be materially different from those expressed or implied in any forward-looking statements made by or on our behalf and the Company's operating and stock price performance may be negatively affected. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2024 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us and could negatively affect the Company’s operations and stock price performance.

Note: Transmitted on Globe Newswire on October 28, 2024 at 6:00 a.m. PDT.